Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:
Heide Erickson
Capella Education Company
612.977.5172
Heide.Erickson@capella.edu

Media Contact:
Mike Buttry
Capella Education Company
612.977.5499
Mike.Buttry@capella.edu

Capella Education Company Reports Fourth Quarter and Full Year 2015 Results

MINNEAPOLIS, Feb. 11, 2016 - Capella Education Company (NASDAQ: CPLA), a provider of online post-secondary education, primarily through its wholly owned subsidiary Capella University, today announced financial results for the three months and year ended Dec. 31, 2015.

“2015 was a solid year for Capella,” said Kevin Gilligan, chairman and chief executive officer. “We achieved our fourth consecutive year of new enrollment growth and our second consecutive year of annual total enrollment and revenue growth. To position Capella for accelerated growth, we are extending our competency-based learning and assessment capabilities to more aggressively pursue evolving market opportunities, including the flexible degree and non-degree markets.”

For the three months ended Dec. 31, 2015:

•	Revenues were $109.5 million, compared to $108.4 million in the fourth quarter of 2014, an increase of 1.0 percent.

•
Capella University total active enrollment increased 1.8 percent to 36,976, new enrollment decreased by 5.6 percent from fourth quarter 2014 and early cohort persistence improved by approximately 2 percent.

•	Operating income was $19.7 million, compared to $20.3 million for the same period in 2014. Operating margin was 18.0 percent, compared to 18.7 percent for the fourth quarter 2014.

•	Net income for the fourth quarter of 2015 was $11.6 million, compared to $12.3 million for the same period in 2014.

•	Net income per diluted share was $0.96, compared to $0.99 for the same period in 2014.

For the fiscal year ended Dec. 31, 2015:

•	Revenues increased by 2.0 percent to $430.3 million, compared to $422.0 million for the same period in 2014.

•
Operating income for 2015 was $67.0 million, or 15.6 percent of revenue, compared to $64.1 million, or 15.2 percent of revenue during 2014, including second quarter 2014 lease amendment charges of approximately $2.7 million, or 0.6 percent of annual revenue.

•	Net income was $40.2 million, or $3.27 per diluted share, compared to $37.9 million, or $3.03 per diluted share for 2014.

•	Capella University average quarterly total enrollment increased by 3.7 percent, new enrollment increased by 3.4 percent from 2014 and early cohort persistence improved by approximately 2 percent.

Balance Sheet and Cash Flow

As of Dec. 31, 2015, the Company had cash and marketable securities of $161.2 million, compared to $167.1 million at Dec. 31, 2014, and no debt for the same periods.

Cash flow from operating activities for 2015 was $60.3 million compared to $65.2 million in 2014.

Dividend and Share Repurchases

The company announced an increase in its quarterly cash dividend to $0.39 per outstanding share of common stock during the fourth quarter of 2015. The dividend was paid on Jan. 15, 2016.

The Company repurchased approximately 485,000 shares of Capella stock for total consideration of $26.0 million in fiscal year 2015. In the fourth quarter 2015, the Company repurchased approximately 155,000 shares of Capella stock for total consideration of $7.5 million. The remaining authorization as of the end of the fourth quarter was $56.0 million.

Outlook

Earlier today Capella announced the planned divestiture of Arden University.

“We are proud of how Arden University has aligned with our high standards for academic quality and believe it is well positioned in the UK market, having received Taught Degree Awarding Powers in 2014 and university title in 2015,” said Kevin Gilligan, chairman and chief executive officer. “By focusing on our FlexPath programs and opportunities in the non-degree market in the U.S., we believe we will better position Capella for sustained growth.”

The outlook for the first quarter of 2016 excludes Arden University results in both expectations and comparisons to the first quarter of 2015. Annual 2015 income statements excluding Arden University are attached to this news release, and quarterly and annual 2015 and annual 2014 income statements excluding Arden University are available at Capellaeducation.com in the investor relations section under financial information and attached to the current report on form 8-K the Company filed today.

For the first quarter ending March 31, 2016, Capella University new enrollment is expected to be down slightly year-over-year and total enrollment is expected to grow about 1.5 to 2.5 percent year-over-year. Consolidated revenue is expected to be about flat to down 1 percent compared to first quarter 2015 and consolidated operating margin is anticipated to be approximately 14.5 to 15.5 percent of total revenue for the first quarter of 2016, excluding Arden University.

“A key goal for Capella University in 2016 is to deliver annual new and total enrollment growth,” said Steve Polacek, senior vice president and chief financial officer. “In addition, we are accelerating investments in growth opportunities that we believe create a higher return for our shareholders.”

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to future prospects and expectations regarding our growth, revenues, enrollment, and operating performance, and should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management's good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to risks and uncertainties which could cause the company's actual results to differ materially from historical results and from results presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; complying with U.S. Department of Education rules, including those regarding incentive compensation and gainful employment disclosures, certifications and program requirements; maintaining our business in accordance with regional and specialized accreditation standards and state regulatory and program approval requirements; adapting to changes in the administration, funding and availability for Title IV programs; any governmental review of our business, marketing, or financial aid practices, including by any state attorneys general, the federal Consumer Financial Protection Bureau, the Minnesota Office of Higher Education or other state regulatory bodies; successfully growing our FlexPath programs; maintaining and expanding existing commercial relationships with employers and developing new employer and business partner relationships; successfully managing our PhD completion efforts; improving our conversion rate and effectively leveraging our brand-driven marketing strategy; keeping up with advances in technology important to the online learner experience; effectively managing data security risks; improving our learner persistence and cohort retention rate; and managing risks associated with the overall competitive environment and general economic conditions.

Other factors that could cause the company’s results to differ materially from those contained in its forward-looking statements include those described in the “Risk Factors” section of our most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission (SEC), and any updates or developments described in our Quarterly Reports on Form 10-Q and other documents the company files with the SEC.

Conference Call

Capella will discuss its fourth quarter 2015 results and outlook during a conference call scheduled today, Feb. 11, 2016, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial 800.794.6623 (domestic) or 785.424.1227 (international) at 8:50 a.m. (ET), conference ID# 8176. The webcast, including the accompanying presentation, will be available on the Capella Education Company Web site at www.capellaeducation.com in the investor relations section. A replay of the call will be available starting on Feb. 11 through Feb. 18, 2016, at 800.839.2670 (domestic) or 402.220.7230 (international), conference ID# 8176. It will also be archived at www.capellaeducation.com in the investor relations section.

About Capella Education Company

Founded in 1991, Capella Education Company (http://www.capellaeducation.com) is a leader in online education, primarily through our wholly owned subsidiary Capella University (http://www.capella.edu), a regionally accredited* online university with approximately 37,000 learners as of Dec. 31, 2015. In addition, Capella Education Company offers online education through Arden University Ltd., formerly called Resource Development International Ltd. (RDI) (http://arden.ac.uk/), an independent provider of United Kingdom (UK) university distance learning qualifications. Capella Education Company also owns Sophia (http://www.sophia.org), an innovative learning platform leveraging technology to support self-paced learning, and Capella Learning Solutions (CLS) which provides online non-degree, high-demand, job-ready skills, training solutions and services to individuals and corporate partners.

*Capella University is accredited by The Higher Learning Commission.

# # #

CAPELLA EDUCATION COMPANY
Consolidated Balance Sheets
(In thousands, except par value)

	As of December 31, 2015	As of December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$88,027	$94,003
Marketable securities, current	27,522	29,619
Accounts receivable, net of allowance of $6,706 at December 31, 2015 and $6,558 at December 31, 2014	19,136	17,902
Prepaid expenses and other current assets	14,581	9,007
Total current assets	149,266	150,531
Marketable securities, non-current	45,679	43,430
Property and equipment, net	34,762	37,246
Goodwill	16,872	16,961
Intangibles, net	1,389	1,927
Other assets	2,387	1,453
Total assets	$250,355	$251,548
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,275	$6,832
Accrued liabilities	26,177	23,410
Dividends payable	4,824	4,622
Income taxes payable	—	709
Deferred revenue	12,763	11,718
Total current liabilities	46,039	47,291
Deferred rent	1,874	2,440
Other liabilities	3,061	3,698
Deferred income taxes	1,502	3,085
Total liabilities	52,476	56,514
Shareholders’ equity:
Common stock, $0.01 par value: Authorized shares — 100,000; Issued and Outstanding shares — 11,824 at December 31, 2015 and 12,243 at December 31, 2014	118	122
Additional paid-in capital	114,849	112,417
Accumulated other comprehensive loss	(272)	(335)
Retained earnings	83,184	82,830
Total shareholders’ equity	197,879	195,034
Total liabilities and shareholders’ equity	$250,355	$251,548

CAPELLA EDUCATION COMPANY
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(Unaudited)
Revenues	$109,475	$108,442	$430,267	$421,967
Costs and expenses:
Instructional costs and services	47,201	45,530	189,852	185,503
Marketing and promotional	25,255	25,407	104,413	99,790
Admissions advisory	7,246	6,950	29,193	28,042
General and administrative	10,103	10,243	39,776	41,847
Lease amendment charges	—	—	—	2,690
Total costs and expenses	89,805	88,130	363,234	357,872
Operating income	19,670	20,312	67,033	64,095
Other expense, net	(150)	(166)	(218)	(725)
Income before income taxes	19,520	20,146	66,815	63,370
Income tax expense	7,872	7,821	26,627	25,427
Net income	$11,648	$12,325	$40,188	$37,943
Net income per common share:
Basic	$0.98	$1.01	$3.33	$3.09
Diluted	$0.96	$0.99	$3.27	$3.03
Weighted average number of common shares outstanding:
Basic	11,881	12,242	12,079	12,286
Diluted	12,087	12,508	12,301	12,535
Cash dividends declared per common share	$0.39	$0.37	$1.50	$1.42

CAPELLA EDUCATION COMPANY
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2015	2014
	(Unaudited)
Operating activities
Net income	$40,188	$37,943
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	14,343	14,848
Depreciation and amortization	22,673	23,798
Amortization of investment discount/premium, net	2,293	1,843
Impairment of property and equipment	896	277
Loss on disposal of property and equipment	64	69
Share-based compensation	6,594	5,129
Excess tax benefit from share-based compensation	(439)	(547)
Deferred income taxes	(1,602)	(317)
Payment of contingent consideration	—	(906)
Changes in operating assets and liabilities
Accounts receivable	(15,614)	(15,843)
Prepaid expenses and other current assets	(3,374)	(754)
Accounts payable and accrued liabilities	(3,313)	(3,582)
Income taxes payable	(2,988)	3,000
Deferred rent	(566)	(781)
Deferred revenue	1,172	1,011
Net cash provided by operating activities	60,327	65,188
Investing activities
Capital expenditures	(20,641)	(20,584)
Investment in partnership interest	(934)	(1,453)
Purchases of marketable securities	(32,640)	(64,308)
Maturities of marketable securities	30,175	25,415
Net cash used in investing activities	(24,040)	(60,930)
Financing activities
Excess tax benefits from share-based compensation	439	547
Net proceeds from exercise of stock options	1,337	5,599
Payment of dividends	(18,012)	(17,256)
Repurchases of common stock	(26,006)	(17,299)
Payment of contingent consideration	—	(5,945)
Net cash used in financing activities	(42,242)	(34,354)
Effect of foreign exchange rates on cash	(21)	2
Net decrease in cash and cash equivalents	(5,976)	(30,094)
Cash and cash equivalents at beginning of year	94,003	124,097
Cash and cash equivalents at end of year	$88,027	$94,003
Supplemental disclosures of cash flow information
Income taxes paid	$31,171	$23,061
Non-cash investing and financing activities:
Purchase of equipment included in accounts payable and accrued liabilities	$854	$863
Declaration of cash dividend to be paid	$4,646	$4,587

CAPELLA UNIVERSITY
Other Information

	December 31,
Enrollment by Degree (a):	2015	2014	% Change
Doctoral	9,645	10,100	(4.5)%
Master's	16,882	15,700	7.5%
Bachelor's	9,454	9,500	(0.5)%
Other	995	1,009	(1.4)%
Total	36,976	36,309	1.8%

(a) Enrollment as of December 31, 2015 and 2014 is the enrollment as of the last day of classes for the quarter ended December 31, 2015 and 2014, respectively.

CAPELLA EDUCATION COMPANY
Non-GAAP Pro-Forma Statement of Income and Earnings per Common Share
Year-Ended December 31, 2015
(In thousands, except per share amounts)

Non-GAAP Income Statement and Earnings Per Common Share:
The non-GAAP pro-forma income statement and earnings per common share are non-GAAP financial measures consisting of the consolidated income statement and earnings per common share excluding the impact of Arden University for the year-ended December 31, 2015. The following table provides a reconciliation of the consolidated income statement and earnings per common share, the most directly comparable GAAP to non-GAAP measures. Quarterly schedules for 2015 are available on our website at www.capellaeducation.com in the Investor Relations section under Financial Information.

	Capella Education Company (GAAP)	Arden University (Non-GAAP) Adjustments	Capella Education Company (excluding Arden University)
	Year-Ended	Year-Ended	Year-Ended
	December 31, 2015	December 31, 2015	December 31, 2015
Revenues	$430,267	$(13,718)	$416,549
Costs and expenses:
Instructional costs and services	189,852	(6,969)	182,883
Marketing and promotional	104,413	(4,784)	99,629
Admissions advisory	29,193	(987)	28,206
General and administrative	39,776	(4,278)	35,498
Total costs and expenses	363,234	(17,018)	346,216
Operating income	67,033	3,300	70,333
Other expense, net	(218)	85	(133)
Income before income taxes	66,815	3,385	70,200
Income tax expense	26,627	(64)	26,563
Net income	$40,188	$3,449	$43,637
Net income per common share:
Basic	$3.33	$0.29	$3.61
Diluted	$3.27	$0.28	$3.55
Weighted average number of common shares outstanding:
Basic	12,079		12,079
Diluted	12,301		12,301